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                    5 3/4% Convertible Subordinated Note due 2004


No.                                                                    $


CUSIP No.

                          FAMILY GOLF CENTERS, INC.

promises to pay to

or registered assigns,

the principal sum of                            and xx/100
Dollars

on October 15, 2004.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.



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                           Dated: October 16, 1997

                           FAMILY GOLF CENTERS, INC.

                                    By:     ___________________________
                                            Name: Robert J. Krause
                                            Title: Senior Vice President

Trustee's Certificate of Authentication
Dated: October 16, 1997

This is one of the Notes referred to in the within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By: __________________________
     (Authorized Signatory)


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         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY
         ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE RE QUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION RE QUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER PROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         Additional provisions of this Note are set forth on the other side of this Note.

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                                 (Back of Note)


                           FAMILY GOLF CENTERS, INC.

                 5 3/4% Convertible Subordinated Notes due 2004

1.       Interest

         Family Golf Centers, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on October 15 and April 15 of each year, commencing April 15, 1998. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of first issuance of the Notes under the Indenture (as defined below); provided, however, that if there is not an existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360- day year of twelve 30-day months.

2.       Method of Payment

         The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on the October 1 or April 1 next preceding the related interest payment date. The Holder must surrender this Note to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by its check payable in such money. It may mail an interest check to the Holder's registered address.

3.       Paying Agent, Registrar and Conversion Agent

         Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

4.       Indenture, Limitations

         This Note is one of a duly authorized issue of Notes of the Company designated as its 5 3/4% Convertible Subordinated Notes due 2004 (the "Notes"), issued under an Indenture dated as of October


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16, 1997 (the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

         The Notes are subordinated unsecured obligations of the Company limited to up to $100,000,000 aggregate principal amount, subject to Section
2.2 of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.       Optional Redemption

         The Notes are subject to redemption, at any time on or after October 15, 2000, as a whole or in part, at the election of the Company. The Redemption Prices (expressed as percentages of the principal amount) beginning October 15 of the years indicated are as follows:

                                                  Redemption
                   Year                             Price
                   ----                           ----------
                   2000                            102.875%
                   2001                            101.917%
                   2002                            100.958%

and 100% at October 15, 2003 and thereafter in each case together with accrued interest up to but not including the Redemption Date.



                                  1

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6.       Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest ceases to accrue on Notes or portions of them called for redemption.

7.       Purchase of Notes at Option of Holder Upon a Change of
         Control

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on the date that is 30 days after notice of a Change of Control. The Holder shall have the right to withdraw any Change of Control Purchase Notice by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture. The obligation of the Company to pay the Repurchase Price will be subject to the terms of agreements relating to borrowings which constitute Senior Indebtedness.

8.       Conversion

         A Holder of a Note may convert such Note into shares of Common Stock of the Company at any time prior to maturity; provided, however, that if the
Note is called for redemption, the conversion right will terminate at the close of business on the redemption date for such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed); provided, further, that if the Holder of a Note presents such Note for redemption prior to the close of business on the redemption date for such Note, the right of conversion shall terminate upon presentation of the Note to the Trustee (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate on the close of business on the date such default is cured and such Note is redeemed). The initial conversion price is $37.25 per share, subject to adjustment under certain circumstances. The number of shares issuable upon conversion of a Note is determined by dividing the principal amount converted by the conversion price in effect on the Conversion Date. No payment or adjustment will be made for accrued interest on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of

                                 2

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a Note. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing sale price of the Common Stock on the last Trading Day prior to the Conversion Date.

         To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Registrar or the Conversion Agent, and (d) pay any transfer or similar tax, if required. If a Holder surrenders a Note for conversion after the close of business on the record date for the payment of an installment of interest and before the close of business on the related interest payment date then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Note on such record date. In such event, the Note must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Note or portion thereof then converted. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder had delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change of Control Purchase Notice is withdrawn as provided above and in accordance with the terms of the Indenture.



                                   3

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9.       Conversion Arrangement on Call for Redemption

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in Trust for such Holders.

10.      Subordination

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

         In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

11.      Denominations, Transfer, Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

12.      Persons Deemed Owners

         The Holder of a Note may be treated as the owner of it for all purposes, subject to the provisions of the Indenture with respect to record dates for the payment of interest.

13.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request, subject to applicable

                        4

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law.  After that, Holders entitled to money must look to the
Company for payment.

14.      Amendment, Supplement and Waiver

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, provide for uncertificated Notes in addition to or in place of certificated Notes, or to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15.      Successor Corporation

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will be released from those obligations.

16.      Defaults and Remedies

         An Event of Default is: default in payment of the principal of or premium, if any, on the Notes when due; default for 30 days in payment of interest on the Notes; failure by the Company for 30 days after notice to it to perform any conversion of the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Notes; failure of the Company for 30 days after notice to it to make any payment at maturity in respect of indebtedness for borrowed money, which payment is in excess of $1,000,000; default by the Company for 30 days after notice to it with respect to indebtedness for borrowed money, which default results in acceleration of such indebtedness which is in excess of $1,000,000 without such indebtedness having been paid on discharged; certain events of bankruptcy, insolvency or reorganization of the Company; and the acceleration of certain other indebtedness. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization, unpaid principal of and accrued interest on the

                               5

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Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17.      Trustee Dealings With the Company

         United States Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.      No Recourse Against Others

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

19.      Discharge Prior to Maturity

         If the Company deposits with the Trustee or the Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity, the Company will be discharged from the Indenture except for certain sections thereof.

20.      Authentication

         This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

                                  6

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21.      Abbreviations and Definitions

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         All capitalized terms used in this Note and not specifically defined herein are defined in the Indenture and are used herein as so defined.

22.      Indenture to Control

         In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Family Golf Centers, Inc., 225 Broadhollow Road,
Melville, New York 11747, Attention:  Chief Financial Officer.


                                 7

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                         ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to


--------------------------------------------------

--------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint

--------------------------------------------------
agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him or her.

Date:_____________________________________________

Your signature:___________________________________
                           (Sign exactly as your name
                           appears on the other side of
                           this Note)

--------------------------------------------------
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:_________________________

By:_______________________________________________


--------
         * The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.

                           CONVERSION NOTICE


To convert this Note into Common Stock of the Company, check the box:


[  ]


To convert only part of this Note, state the amount to be converted:

$__________________


If you want the stock certificate made out in another person's name, fill in the form below:



--------------------------------------------------

--------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------
(Print or type assignee's name, address and zip code)

Date:_____________________________________________

Your signature:___________________________________
(Sign exactly as your name appears on the other side of this Note)

--------------------------------------------------
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:_________________________

By:_______________________________________________
                NOTICE OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 of the Indenture, check the box:


--------
         * The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.

[  ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.8 of the Indenture, state the amount to be purchased: $_______


Date:_________________________________________________

Your signature________________________________________
(Sign exactly as your name appears on
the other side of this Note)



------------------------------------------------------
(Sign exactly as your name appears on
the other side of this Notes)


*Signature guaranteed by:_____________________________

By:___________________________________________________


         * The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.


--------
         * The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.